Exhibit 8(b)(ii)

                           SCUDDER SERVICE CORPORATION
                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
             Scudder Fund, Inc. (except Premium Money Market Class)
                        Scudder Institutional Fund, Inc.

Annual fee
----------

The annual charge shall be $195.00 per account per year for each class (except Premium Money Market Class). 1/12th of the annual fee shall be charged and payable each month. The minimum annual charge to any class shall be $15,000 per class.

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

          Telephone (portion allocable to servicing accounts)
          Postage, overnight service or similar services
          Stationery and envelopes
          Shareholder Statements - printing and postage
          Checks - stock supply, printing and postage
          Data circuits
          Forms
          Microfilm and microfiche
          Expenses incurred at the specific direction of the fund
          Bank check clearing and processing charges

Payment
-------

The above will be billed within the first five (5) business days of each month for the previous month and will be paid by wire within five (5) business days of receipt.

dated as of  July 7, 1997

Scudder Fund, Inc.
Scudder Institutional Fund, Inc.                  Scudder Service Corporation:


By:  /s/Daniel Pierce                        By:  /s/David S. Lee
     ---------------------------                  ----------------------------
     President                                         President

                                  ATTACHMENT A

                      TRANSFER AGENCY AND SERVICE AGREEMENT


Scudder Fund, Inc.

          Scudder Money Market Series
                  Scudder Institutional Shares
                  Scudder Managed Shares
                  Scudder Premium Money Market Shares

          Scudder Government Money Market Series
                  Scudder Institutional Shares
                  Scudder Managed Shares

          Scudder Tax Free Money Market Series
                  Scudder Institutional Shares
                  Scudder Managed Shares

Scudder Institutional Fund, Inc.

          Institutional International Equity Portfolio






Dated as of  July 7, 1997





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